Exhibit 99.3

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)

FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016

INDEPENDENT AUDITOR’S REPORT

To the management
National Methanol Company (Ibn Sina)
Al-Jubail, Saudi Arabia

We have audited the accompanying financial statements of National Methanol Company (Ibn Sina), which comprise of statement of financial position as of December 31, 2017 and 2016 and the related statements of income, other comprehensive income, equity and cash flows for the years ended December 31, 2017 and 2016 and the related notes to the financial statements, which, as described in Note 2 to the financial statements, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as endorsed in the Kingdom of Saudi Arabia (“KSA”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with the IFRS as endorsed in KSA; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Unqualified Audit Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position, results of its operations and its cash flows as of and for the years ended December 31, 2017 and 2016, in accordance with IFRS as endorsed in KSA.

Emphasis of Matter

As discussed in Note 2 and Note 30 to the accompanying financial statements, National Methanol Company (Ibn Sina) has prepared its financial statements in accordance with IFRS as endorsed in KSA, which differs from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 29 to the financial statements.

Our opinion is not modified with respect to this matter.

For BDO Dr. Mohamed Al-Amri & Co.

/s/ Gihad M. Al-Amri
Certified Public Accountant
Registration No. 362

Dammam, Saudi Arabia
February 09, 2018

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
STATEMENT OF FINANCIAL POSITION
AS OF DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

	Notes	December 31, 2017	December 31, 2016	January 1, 2016
			(Note 6)	(Note 6)
Assets
Non-current assets
Property, plant and equipment	7	2,083,730	2,224,444	2,496,214
Intangible assets	8	77,664	24,868	26,520
Deferred tax asset	21	23,542	20,328	23,146
Other non-current assets	9	28,962	26,183	19,621
		2,213,898	2,295,823	2,565,501

Current assets
Inventories	10	173,662	101,119	112,028
Trade and other receivables	11	334,923	268,086	230,763
Prepayments and other current assets	12	81,200	93,270	87,147
Cash and cash equivalents	13	1,099,885	283,070	114,903
		1,689,670	745,545	544,841

Total assets		3,903,568	3,041,368	3,110,342

Equity and liabilities
Equity
Share capital	14	558,000	558,000	558,000
Statutory reserve	15	279,000	279,000	279,000
Other reserves	15	7,114	11,417	-
Retained earnings / (accumulated losses)		557,944	(179,683)	176,262
Total equity		1,402,058	668,734	1,013,262

Non-current liabilities
Long-term borrowings	16	1,214,171	1,239,460	1,011,718
Employees benefits	17	196,010	170,917	181,006
Other non-current liabilities	18	361,008	330,487	298,699
		1,771,189	1,740,864	1,491,423

Current liabilities
Current portion of long-term borrowings	16	187,858	187,632	173
Trade and other payables	19	211,438	153,280	117,909
Accrued and other current liabilities	20	266,731	281,012	459,110
Zakat and income tax payable	21	64,294	9,846	28,465
		730,321	631,770	605,657

Total liabilities		2,501,510	2,372,634	2,097,080

Total equity and liabilities		3,903,568	3,041,368	3,110,342

The accompanying notes from 1 to 32 form an integral part of these financial statements.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

	Notes	For the year ended December 31, 2017	For the year ended December 31, 2016
			(Note 6)

Sales		2,937,684	2,179,776
Cost of sales	22	(1,987,603)	(1,963,301)
Gross profit		950,081	216,475

General and administrative expenses	22	(107,317)	(107,702)
Selling and distribution expenses		(9,670)	(10,665)
Operating income		833,094	98,108

Financial income	22	18,900	3,624
Finance cost	22	(7,647)	(9,274)
Other income		6,643	3,383
Income before zakat and income tax		850,990	95,841

Zakat	21	(13,796)	(1,940)
Income tax	21	(99,567)	(80,111)
Net income for the year		737,627	13,790

The accompanying notes from 1 to 32 form an integral part of these financial statements.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
STATEMENT OF OTHER COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

	For the year ended December 31, 2017	For the year ended December 31, 2016
		(Note 6)

Net income for the year	737,627	13,790
Other comprehensive (loss) / income
Items that will not be reclassified to income
Re-measurement (loss)/gain on defined benefits obligations	(4,303)	11,417

Total comprehensive income for the year	733,324	25,207

The accompanying notes from 1 to 32 form an integral part of these financial statements.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

	Capital	Income before zakat/tax			Zakat/tax			Net income			Statutory reserve			Other reserves (Note 15)			Retained earnings
		Total	Saudi (SABIC) portion	Foreign (CTE) portion	Total	Saudi (SABIC) portion	Foreign (CTE) portion	Total	Saudi (SABIC) portion	Foreign (CTE) portion	Total	Saudi (SABIC) portion	Foreign (CTE) portion	Total	Saudi (SABIC) portion	Foreign (CTE) portion	Total	Saudi (SABIC) portion	Foreign (CTE) portion

At January 1, 2016	558,000	-	-	-	-	-	-	-	-	-	279,000	139,500	139,500	-	-	-	176,262	72,668	103,594
Income for the year	-	95,841	47,921	47,920	(82,051)	(1,940)	(80,111)	13,790	45,981	(32,191)	-	-	-	-	-	-	13,790	45,981	(32,191)
Zakat/tax with-held	-	-	-	-	77,069	10,855	66,214	-	-	-	-	-	-	-	-	-	77,069	10,855	66,214
Dividends	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(446,804)	(223,402)	(223,402)
Other comprehensive income	-	-	-	-	-	-	-	-	-	-	-	-	-	11,417	5,708	5,709	-	-	-
At December 31, 2016	558,000	95,841	47,921	47,920	(4,982)	8,915	(13,897)	13,790	45,981	(32,191)	279,000	139,500	139,500	11,417	5,708	5,709	(179,683)	(93,898)	(85,785)

At January 1, 2017	558,000	-	-	-	-	-	-	-	-	-	279,000	139,500	139,500	11,417	5,708	5,709	(179,683)	(93,898)	(85,785)
Income for the year	-	850,990	425,495	425,495	(113,363)	(13,796)	(99,567)	737,627	411,699	325,928	-	-	-	-	-	-	737,627	411,699	325,928
Other comprehensive income	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,303)	(2,151)	(2,152)	-	-	-
At December 31, 2017	558,000	850,990	425,495	425,495	(113,363)	(13,796)	(99,567)	737,627	411,699	325,928	279,000	139,500	139,500	7,114	3,557	3,557	557,944	317,801	240,143

The accompanying notes from 1 to 32 form an integral part of these financial statements.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

	For the year ended December 31, 2017	For the year ended December 31, 2016
		(Note 6)
Cash flows from operating activities
Income before zakat and tax	850,990	95,841
Adjustment to reconcile profit to net cash provided by operating activities:
Provision for slow moving and obsolete inventory items	2,028	2,354
Depreciation of property, plant and equipment	123,772	115,279
Amortization of intangible assets	4,487	4,277
Impairment of property, plant and equipment	274,249	669,007
Employees benefit expense	26,180	27,082
Finance income	(18,900)	(3,624)
Finance cost	7,647	9,274
Embedded finance lease and amortization of transaction cost	(92)	1,947
	1,270,361	921,437
Changes in operating assets and liabilities
Other non-current assets	6,117	2,929
Inventories	(74,571)	8,555
Trade and other receivables	(66,837)	(37,323)
Prepayments and other current assets	12,070	(4,237)
Other non-current liabilities	30,521	31,788
Trade and other payables	58,158	35,371
Accrued and other liabilities	(14,281)	(178,098)
Cash generated from operations	1,221,538	780,422
Finance cost paid	(7,647)	(9,274)
Employees benefit paid	(5,390)	(25,754)
Zakat and income tax paid	(60,148)	(99,833)
Net cash generated from operating activities	1,148,353	645,561

Cash flows from investing activities:
Purchase of property, plant and equipment	(266,203)	(518,908)
Purchase of intangible assets	(57,283)	(2,625)
Mark-up received	18,900	3,624
Net cash used in investing activities	(304,586)	(517,909)

Cash flows from financing activities
Proceeds from long-term loans	162,750	410,250
Repayment of long-term loans	(189,702)	-
Dividends paid	-	(369,735)
Net cash (used in) / generated from financing activities	(26,952)	40,515

Net increase in cash and cash equivalents	816,815	168,167
Cash and cash equivalents at the beginning of the period	283,070	114,903
Cash and cash equivalents at the end of the period	1,099,885	283,070

The accompanying notes from 1 to 32 form an integral part of these financial statements.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

1    Corporate information

National Methanol Company (“Ibn Sina”) (“the Company”) is a Saudi limited liability company registered under Commercial Registration No. 2055000779 dated 19 Rajab 1401H (May 23, 1981).

The Company is owned equally by Saudi Basic Industries Corporation (“SABIC”), a Saudi Arabian joint stock company and CTE Petrochemicals Company (“CTE”), a partnership registered in Cayman Islands, British West Indies (collectively “the Partners”). CTE is equally owned by Elwood Limited, a Bermuda Corporation, and Texas Eastern Arabian Ltd., a Bermuda Corporation.

The Company’s principal business activity is to operate a petrochemical complex at Al-Jubail Industrial City, which produces Methanol and Methy1 Tertiary Butyl Ether (“MTBE”). The Company’s Methanol and MTBE plants commenced commercial operations on November 1, 1984 and July 1, 1994, respectively. SABIC distributes and markets Methanol and MTBE products.

During 2010, the partners agreed to expand the Company’s activities by establishing a plant for the manufacturing of polyoxymethylene (“POM”) which commenced commercial operations on January 2, 2018. SABIC and Celanese Corporation have marketing rights to POM product.

The Company's registered office is in Al-Jubail Industrial City in the Kingdom of Saudi Arabia.

2    Basis of preparation

2.1    First-time adoption of IFRS

For all years up to and including the year ended December 31, 2016, the Company prepared its financial statements in accordance with the accounting standards promulgated by the Saudi Organization for Certified Public Accountants (SOCPA). These financial statements for the year ended December 31, 2017 are the first financial statements the Company has prepared in accordance with IFRS as endorsed in the Kingdom of Saudi Arabia.

Refer to note 6 for information on the first time adoption of IFRS by the Company.

2.2     Statement of compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as endorsed in the Kingdom of Saudi Arabia and other standards and pronouncements that are issued by the Saudi Organization for Certified Public Accountants (“SOCPA”) (collectively referred to as “IFRS as endorsed in KSA”).

2.3     Historical cost convention

These financial statements are prepared under the historical cost convention, except for certain employees and other post-employment benefits in which actuarial present value calculations are used.

The financial statements are presented in Saudi Riyals (SR), which is also the functional currency of the Company.

All values are rounded to the nearest thousand (SR “000”), except when otherwise indicated.

3    Significant accounting estimates, assumptions and judgments

The preparation of the Company’s financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future. These estimates and assumptions are based upon experience and various other factors that are believed to be reasonable under the circumstances and are used to judge the carrying values of assets and liabilities that are not readily available from other sources. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised or in the revision period and future periods if the changed estimates affect both current and future periods.

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material differences in the carrying amounts of assets and liabilities within the next financial period, are presented below.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

3    Significant accounting estimates, assumptions and judgments (continued)

The Company used these assumptions and estimates on the basis available when the financial statements were prepared. However, existing circumstances and assumptions about future developments may change due to market changes or circumstances arising that are beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

3.1.1    Impairment of non-financial assets

Impairment exists when the carrying value of an asset or Cash Generating Unit ("CGU") exceeds its recoverable amount, which is the higher of its fair value less costs of disposal and its value in use. The fair value less costs of disposal calculation is based on available data from binding sales transactions, conducted at arm’s length, for similar assets or observable market prices less incremental costs for disposing off the asset. The value in use calculation is based on a Discounted Cash Flow ("DCF") model. The cash flows are derived from the budget and do not include restructuring activities that the Company is not yet committed to or significant future investments that will enhance the performance of the CGU being tested. The recoverable amount is sensitive to the discount rate used for the DCF model as well as the expected future net cash-inflows and the growth rate used for extrapolation purposes.

3.1.2    Provisions

By their nature, provisions are dependent upon estimates and assessments whether the criteria for recognition have been met, including estimates of the probability of cash outflows. Management’s estimates related to provisions for environmental matters are based on the nature and seriousness of the contamination, as well as on the technology required for clean up. Provisions for litigation are based on an estimate of the costs, taking into account legal advice and other information presently available. Provisions for termination benefits and exit costs, if any, also involve management’s judgment in estimating the expected cash outflows for severance payments and site closures or other exit costs. Provisions for uncertain liabilities involve management’s best estimate of whether cash outflows are probable.

3.1.3    Long-term assumptions for employees’ benefits

Post-employment defined benefits, end-of-service benefits and indemnity payments represent obligations that will be settled in the future and require assumptions to project obligations and fair values of plan assets, if any. Management is required to make further assumptions regarding variables such as discount rates, rate of salary increase, mortality rates, employment turnover and future healthcare costs. Periodically, management of the Company consults with external actuaries regarding these assumptions. Changes in key assumptions can have a significant impact on the projected benefit obligations and/or periodic employee defined benefit costs incurred.

3.2     Critical judgments in applying accounting standards

In addition to the application of the judgment in the above mentioned estimates and assumptions, the following critical judgments have the most significant effect on the amounts recognized in the financial statements:

3.2.1 Component parts of property, plant and equipment

The Company’s assets, classified within property, plant and equipment, are depreciated on a straight-line basis over their economic useful lives. When determining the economic useful life of an asset, it is broken down into significant component parts such that each significant component part is depreciated separately. Judgment is required in ascertaining the significant components of a larger asset, and while defining the significance of a component, management considers quantitative materiality of the component part as well as qualitative factors such as difference in useful life as compared to related asset, its pattern of consumption and its replacement cycle/maintenance schedule.

4    Standards issued but not yet effective

The IFRS standards and interpretations that are issued, but not yet effective, up to the date of issuance of the Company’s financial statements are disclosed below. The Company intends to adopt these standards when they become effective.

IFRS 9 Financial Instruments

“IFRS 9 - Financial Instruments” (“IFRS 9”), addresses the classification, measurement and derecognition of financial assets and financial liabilities, introduces new rules for hedge accounting and a new impairment model for financial assets. The standard is effective from January 1, 2018 and allows early adoption.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

4    Standards issued but not yet effective (continued)

IFRS 9 Financial Instruments (continued)

The Company will adopt the new standard on the effective date. The Company is currently assessing the impacts of the measurement and classification of financial assets.

IFRS 15 Revenue from Contracts with Customers

IFRS 15 will replace “IAS 18 – Revenue” which covers revenue arising from the sale of goods and the rendering of services and “IAS 11 - Construction Contracts” which covers construction contracts. The new standard is based on the principle that revenue is recognized when control of a good or service transfers to a customer. The standard permits either a full retrospective or a modified retrospective approach for the adoption. The new standard is effective for first periods within annual reporting periods beginning on or after January 1, 2018.

IFRS 16 Leases

IFRS 16 will replace:

•	IAS 17 – ‘Leases’

•	IFRIC 4 – ‘Whether an arrangement contains a lease’

•	SIC 15 – ‘Operating leases – Incentives’

•	SIC 27 – ‘Evaluating the substance of transactions involving the legal form of a lease’

Under IAS 17, lessees are required to make a distinction between a finance lease (on balance sheet) and an operating lease (off balance sheet). IFRS 16 now requires lessees to recognize a lease liability reflecting future lease payments and a ‘right-of-use asset’ for all lease contracts apart from an optional exemption for certain short-term leases.

In addition, under the new lease standard, a contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

IFRS 16 is effective for annual periods beginning on or after January 1, 2019, early application is permitted and must be disclosed. The Company will adopt the new standard on the effective date.

IFRIC Interpretation 22 Foreign Currency Transactions and Advance Consideration

The interpretation clarifies that in determining the spot exchange rate to use on initial recognition of the related asset, expense or income (or part of it) on the de-recognition of a non-monetary asset or non-monetary liability relating to advance considerations, the date of the transaction is the date on which an entity initially recognizes the non-monetary asset or non-monetary liability. If there are multiple payments or receipts in advance, then the entity must determine a date of the transactions for each payment or receipt of advance consideration.

The IFRIC is effective for annual periods beginning on or after January 1, 2018. The Company will adopt the new standard on the effective date, and is finalizing its detailed assessment of the impact on the Company’s financial statements.

IFRIC Interpretation 23 - Uncertainty over Income Tax Treatment

The Interpretation addresses the accounting for income taxes when tax treatments involve uncertainty that affects the application of IAS 12 and does not apply to taxes or levies outside the scope of IAS 12, nor does it specifically include requirements relating to interest and penalties associated with uncertain tax treatments.

The Interpretation specifically addresses the following:

•	Whether an entity considers uncertain tax treatments separately

•	The assumptions an entity makes about the examination of tax treatments by taxation authorities

•	How an entity determines taxable results, tax bases, unused tax losses, unused tax credits and tax rates

•	How an entity considers changes in facts and circumstances.

The Company must determine whether to consider each uncertain tax treatment separately or together with one or more other uncertain tax treatments. The approach that better predicts the resolution of the uncertainty should be followed. The interpretation is effective for annual reporting periods beginning on or after January 1, 2019, but certain transition reliefs are available. The Company will apply interpretation from its effective date.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

4    Standards issued but not yet effective (continued)

IFRIC Interpretation 23 - Uncertainty over Income Tax Treatment (continued)

Since the Company operates in a complex multinational tax environment, applying this Interpretation may affect its financial statements and the required disclosures. In addition, the Company may need to establish processes and procedures to obtain information that is necessary to apply the Interpretation on a timely basis.

5    Summary of significant accounting policies

Current versus non-current classification

The Company presents assets and liabilities in the statement of financial position based on current/non-current classification. An asset is current when it is:

•	Expected to be realized or intended to be sold or consumed in normal operating cycle

•	Held primarily for the purpose of trading

•	Expected to be realized within twelve months after the reporting year, or

•	Cash or cash equivalent unless restricted from being exchanged or used to settle a liability for at least twelve months after the reporting year.

All other assets are classified as non-current.

A liability is current when:

•	It is expected to be settled in normal operating cycle

•	It is held primarily for the purpose of trading

•	It is due to be settled within twelve months after the reporting year, or

•	There is no unconditional right to defer the settlement of the liability for at least twelve months after the reporting year

The Company classifies all other liabilities as non-current. Deferred tax assets and liabilities are classified as non-current assets and liabilities.

Property, plant and equipment

Owned assets
Property, plant and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Such costs includes the cost of replacing part of the property, plant and equipment and borrowing costs for long-term construction projects (qualifying assets), if the recognition criteria are met. Where such assets are constructed in-house, their cost includes all amounts necessary to bring the asset to the present condition and location to be ready for intended use by management and excludes all costs such as general and administrative expenses and training costs. Any feasibility study costs are expensed as incurred unless they relate to specifically identifiable asset being constructed in-house and are directly attributable to it. Pre-operating costs during startup period, net of proceeds from sale of trial production, are included as part of cost of the relevant item of property, plant and equipment, provided it is a directly attributable cost which meets the recognition criteria, and only up to the point the asset is in a condition ready for intended use.

When parts of property, plant and equipment are significant in cost in comparison to the total cost of the item, and where such parts/components have a useful life different from other parts and are required to be replaced at different intervals, the Company shall recognize such parts as individual assets with specific useful lives and depreciate them accordingly. Likewise, when a major inspection (turnaround/shutdown, planned or unplanned) is performed, its directly attributable cost is recognized in the carrying amount of the plant and equipment, if the recognition criteria are satisfied. This is recorded as a separate component with a useful life generally equal to the time up to the next scheduled major inspection (turnaround). If the next turnaround occurs prior to the planned date, any existing book value of the previous turnaround is expensed immediately. All other repair and maintenance costs are recognized in statement of income as incurred.

The present value of the expected cost for the decommissioning of an asset after its use is included in the cost of the respective asset if the recognition criteria for a provision are met. The Company will periodically assess the expectation and estimation for the decommissioning liability.

Environment, health, safety and security (EHS&S) related expenditures are capitalized if they meet the recognition criteria, mainly, that such costs are required by prevailing applicable legislation and are required to continue the license to operate or is imposed by the Company’s own mandatory requirements relating to EHS&S. These are capitalized together with the cost of the relevant item of property, plant and equipment to which they relate.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

5    Summary of significant accounting policies (continued)

Property, plant and equipment (continued)

Depreciation is calculated from the date the item of property, plant and equipment are available for its intended use or in respect of self-constructed assets, from the date such assets ready for the intended use.

Depreciation is calculated on a straight-line basis over the useful life of the asset as follows:

Buildings 13-40 years
Plant and equipment 4-50 years
Furniture, fixtures 3-10 years
Vehicles 4-20 years
Capital spares 4-50 years
Catalysts 1.5-20 years

The assets’ residual values, useful lives and methods of depreciation are reviewed, and adjusted prospectively if appropriate, at each financial year–end.

Land and assets under construction, which are not ready for its intended use, are not depreciated.

An item of property, plant and equipment and any significant part initially recognized is de-recognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the statement of income when the asset is de-recognized.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Joint ownership and production arrangements

Joint ownership and production arrangements (JOPA) are agreements with another entity wherein the Company contributes to the production and operation of a particular asset or a plant in a specific proportion. The entity which controls and manages all the relevant activities related to the plant (referred to as “the operator”) recognizes the full amount of the asset at cost in its books and depreciates it over the useful life of the asset. The entity which contributes funds for the construction of the plant (referred to as “the non-operator”) recognizes the contribution as a production advance and amortizes it in line with the useful life of the asset. Normal operational and production costs and sales of the related products from such plants are treated in line with various JOPA agreements. For the current agreements in place, the Company is deemed to be the operator and accordingly reflects the full amount of plants in its books.

Lease assets

The determination of whether an arrangement is (or contains) a lease is based on the substance of the arrangement at the inception date. The arrangement is assessed for whether fulfillment of the arrangement is dependent on the use of a specific asset or assets or the arrangement conveys a right to use the asset or assets, even if that right is not explicitly specified in an arrangement. This may indicate existence of a potential embedded lease in a transaction which may prima facie not be in the nature of a lease agreement. All leases, whether an explicit lease agreement or an embedded lease within any other agreements or arrangements, shall be assessed for classification as finance lease or operating lease.

A leased asset will be depreciated over the useful life of the asset. However, if there is no reasonable certainty that the Company will obtain ownership by the end of the lease term, the asset is depreciated over the shorter of the estimated useful life of the asset and the lease term.

Leases in which a significant portion of the risks and rewards of ownership are not transferred to the Company are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are charged to statement of income on a straight-line basis over the period of the lease.

Intangible assets

Intangible assets acquired separately are measured at cost upon initial recognition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses, if any.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

5    Summary of significant accounting policies (continued)

Intangible assets (continued)

The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at each financial year-end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset, are accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the statement of income in the expense category consistent with the function of the intangible asset.

The amortization period for intangible assets with a finite useful life is as follows:

Software, technology, innovation assets and others 3 - 15 years

The useful life of an intangible asset with a definite life is reviewed regularly to determine whether there is any indication that its current life assessment continues to be supportable. If not, the change in useful life assessment is made on a prospective basis. Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually either individually or at the aggregated CGU level.

Gains or losses arising from de-recognizing an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the statement of income when the asset is de-recognized.

Technology and innovation assets
Research costs related to in-house developed software and technology and innovation assets are expensed as incurred. Development expenditures for in-house developed assets are recognized as an intangible asset when the Company can segregate such expenditures distinct from the research costs, and can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale, its intention to complete and its ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the asset and the ability to measure reliably the expenditure during development.

Following initial recognition of the development expenditure as an asset, the cost model is applied requiring the asset to be carried at cost less any accumulated amortization and accumulated impairment losses. Amortization of the asset starts when development is complete and the asset is available for use. It is amortized over the period of expected future benefit. During the period of development, the asset is tested for impairment annually. Technology and innovation expenses are recorded in the statement of income under other operating expenses as general and administrative expenses.

Software
Costs associated with maintaining software programs are recognized as an expense as incurred. Development costs that are directly attributable to the design and testing of identifiable and unique software products controlled by the Company are recognized as intangible assets when the following criteria are met:

•	it is technically feasible to complete the software so that it will be available for use

•	management intends to complete the software and use or sell it

•	there is an ability to use or sell the software

•	it can be demonstrated how the software will generate probable future economic benefits

•	adequate technical, financial and other resources to complete the development and to use or sell the software are available, and

•	the expenditure attributable to the software during its development can be reliably measured.

Directly attribute costs that are capitalized as part of the software include employee costs and an appropriate portion of relevant overheads.

Capitalized development costs are recorded as intangible assets and amortized from the point at which the asset is ready for use.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

5    Summary of significant accounting policies (continued)

Impairment of non-financial assets

The Company assesses at each reporting date whether there is an indication that an asset maybe impaired. If any indication exists, or when annual impairment testing for an asset is required, the Company estimates the assets recoverable amount. An asset’s recoverable amount is the higher of an asset’s or CGU’s fair value less costs to sell and its value-in-use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or companies of assets. Where the carrying amount of an asset or CGU exceeds its recoverable amount, the asset or CGU is considered impaired and is written down to its recoverable amount. In assessing the value-in-use, the estimated future cash flows are discounted to their present value using a pre-zakat/income tax discount rate that reflects current market assessment of the time value of money and the risks specific to the asset.

The Company’s impairment calculation is based on detailed budgets and forecast calculations, which are prepared separately for each of the Company’s CGU’s to which the individual asset are allocated. These budgets and forecast calculations are generally covering a five-year period. For longer years, a long-term growth rate is calculated and applied to project future cash flows after the budgeted period.

Impairment losses of continuing operations, including impairment on working capital, if applicable, are recognized in the statement of income in those expense categories consistent with the function of the impaired asset.

Irrespective of whether there is any indication of impairment, the Company shall also test intangible assets with an indefinite useful life or intangible assets not yet available for use for impairment annually by comparing their carrying amount with respective recoverable amount. This impairment test may be performed at any time during an annual period, provided it is performed at the same time every year. Different intangible assets may be tested for impairment at different times. However, if such an intangible asset was initially recognized during the current annual year, that intangible asset shall be tested for impairment before the end of the current annual year.

For assets, an assessment is made at each financial year-end as to whether there is any indication that previously recognized impairment losses may no longer exist or may have decreased. If such indication exists, the Company estimates the asset’s or CGU’s recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized.

This reversal is limited such that the recoverable amount does not exceed what the carrying amount would have been, net of depreciation, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the statement of income.

Financial assets

Initial recognition and measurement
Financial assets are classified, at initial recognition, as financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale financial assets or as derivatives designated as hedging instruments in an effective hedge, as appropriate. All financial assets are recognized initially at fair value plus, in the case of financial assets not recorded at fair value through profit or loss, transaction costs that are attributable to the acquisition of the financial asset.

Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the market place (regular way trades) are recognized on the trade date i.e., the date that the Company commits to purchase or sell the asset.

Subsequent measurement

For purposes of subsequent measurement financial assets are classified under loans and receivables.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial measurement, such financial assets measured at amortized cost using the effective interest rate (EIR) method, less impairment. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

5    Summary of significant accounting policies (continued)

Financial assets (continued)

The EIR amortization is included in finance income in the statement of income. The losses arising from impairment are recognized in the statement of income in finance costs for loans and in cost of sales or other operating expenses for receivables.

Derecognition

A financial asset (or, where applicable, a part of a financial asset or part of a Company of similar financial assets) is primarily derecognized (i.e. removed from the Company’s statement of financial position) when:

•	The rights to receive cash flows from the asset have expired, or

•
The Company has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Company has transferred substantially all the risks and rewards of the asset, or (b) the Company has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

Impairment of financial assets
The Company assesses at each reporting date whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset and a loss event has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated. Evidence of impairment may include indications that debtors or a group of debtors are experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter into bankruptcy or other financial reorganization and where observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

Financial liabilities

Initial recognition and measurement
Financial liabilities are classified under either of the two classes at initial recognition:

•	Financial liabilities at fair value through profit or loss

•	Other financial liabilities measured at amortized cost using the effective interest rate method

The category of financial liability at fair value through profit or loss has two subcategories:

•	Designated: A financial liability that is designated by the entity as a liability at fair value through profit or loss upon initial recognition

•
Held for trading: A financial liability classified as held for trading, such as an obligation for securities borrowed in a short sale, which have to be returned in the future. This category also includes derivative financial instruments entered into by the Company that are not designated as hedging instruments in hedge relationships. Separated embedded derivatives are also classified as held for trading unless they are designated as effective hedging instruments.

All financial liabilities are recognized initially when the Company becomes party to a contractual provisions and obligations under the financial instrument. The liabilities are recorded at fair value, and in the case of loans and borrowings and payables, the proceeds received net of directly attributable transaction costs.

Subsequent measurement

Financial liabilities at fair value through profit and loss will continue to be recorded at fair value with changes being recorded in the statement of income.

For other financial liabilities, including loans and borrowings, after initial recognition, these are subsequently measured at amortized cost using the effective interest rate method. Gain and losses are recognized in statement of income when the liabilities are derecognized as well as through the effective interest rate amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the effective interest rate method. The effective interest rate amortization is included as finance costs in the statement of income.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

5    Summary of significant accounting policies (continued)

Financial liabilities (continued)

De-recognition

A financial liability is de-recognized when the obligation under the liability is discharged or canceled, or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the de-recognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognized in the statement of income.

Offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the statement of financial position if there is a currently enforceable legal right to offset recognized amounts and there is an intention to settle on a net basis, to realize the assets and settle the liabilities simultaneously.

Borrowing costs

Borrowing costs consist of mark-up and other costs that an entity incurs in connection with the borrowing of funds. General and specific borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset are capitalized during the year of time that is required to complete and prepare the asset for its intended use or sale. Qualifying assets are assets that necessarily take a substantial period of time to get ready for their intended use or sale.
Other borrowing costs are expensed in the year in which they are incurred.

Inventories

Inventories, including raw materials, work in progress, finished goods and consumables (spares) are valued at the lower of cost i.e. historical purchase prices based on the weighted average principle plus directly attributable costs (primarily duty and transportation), or the net realizable value.

Inventories of work in progress and finished goods include cost of materials, labor and an appropriate proportion of variable and fixed direct overheads.

Abnormal inventory losses due to quality or other issues and overheads incurred during unplanned maintenance / shut down year are excluded from inventory cost. The allocation of overheads at year end for the purpose of inventory valuation are based on the higher of normal capacity or actual production for the year. Costs are assigned to individual items of inventory on the basis of weighted average costs. Costs of purchased inventory are determined after deducting rebates and discounts. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to complete a sale.

Scrap inventory, co-product and by-product

Production process in the Company sometimes results in production of co-product simultaneously, or may result in some by-products or scraps (either non-usable or recyclable). When the costs of conversion of such co/by-product and/or scrap are not separately identifiable from the main product cost, they are allocated on a rational and consistent basis to such products and co/by-product and scrap. The allocation is based on the relative sales value of each product either at the stage in the production process when the products become separately identifiable, or at the completion of production.

Where by-products and scrap are immaterial and where costs cannot be allocated to them or it is inefficient to do so, these items are measured under inventory at net realizable value and this value is deducted from the cost of the main product. As a result, the carrying amount of the main product inventory is not materially different from its cost.

In the statement of income, the net realizable value for the by-products and scrap reduces the cost of sales for the year.

Consumable spare parts

Consumables are ancillary materials which are consumed in the production of semi-finished and finished products. Consumables may include engineering materials, one-time packaging materials and certain catalysts.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

5    Summary of significant accounting policies (continued)

Inventories (continued)

Spare parts are the interchangeable parts of plant and equipment which are considered to be essential to support routine maintenance, repair and overhaul of plant and equipment or to be used in emergency situations for repairs. The Company maintains the following different types of spare parts:

•
Stand-by equipment items acquired together with the plant/production line or purchased subsequently but related to a particular plant or production line and will rarely be required are critical to plant operation and must be available at stand-by at all times. These do not form part of inventory provided capitalization criteria under property, plant and equipment is met.

•
Repairable items that are plant/production line specific with long lead times and will be replaced and refurbished frequently (mostly during turnarounds). Depreciation is started from day of installation of these items in the plant, and the depreciation year is the shorter of the useful life of the component and the remaining useful life of the plant and equipment in which it is installed. These do not form part of inventory.

•
General capital spares and other consumables items which are not of a critical nature and are of a general nature, i.e., not plant specific and can be used in multiple plants or production lines and any other items which may be required at any time for facilitating plant operations. They are generally classified as ‘consumables and spare parts’ under inventory, unless they exceed the threshold and have a useful life of more than one year, under which case they are recorded under property, plant and equipment. Items recorded under inventory are subject to assessment for obsolescence provision and are charged to the statement of income upon their installation or use. Where such items meet criteria for capitalization, their depreciation method is similar to repairable items as noted above.

Inventory swaps

Revenue can only be recognized for exchange of goods if they are dissimilar in nature or the exchange results in a significant change in the configuration of cash flows of the transferor.

Where the inventory swap transactions represent exchange of similar items within a limited short year of time, these transactions do not generally carry commercial substance. Revenue can only be recognized for exchange of goods if they are dissimilar in nature or the exchange results in a significant change in the configuration of cash flows of the transferor. Where this is not the case, these transactions are recorded as stock transfers between the companies at cost and the corresponding effect is recorded as receivables and payables.

Trade and other receivables

Trade and other receivables are stated at the amortized cost, which generally correspond to face value (original invoice amount), do not bear interest, and generally have a 30 to 60 days term, less provision for doubtful debts and impairment, if any. An allowance for doubtful debts is made based upon Company’s best estimate of losses related to those receivables. Such estimate is based on customers’ financial status and historical write-off experience. Account balances are written off against such allowance after all means of collection have been exhausted and potential of recovery is remote. Bad debts written off, if any as such are recorded in the statement of income as incurred.

Other receivables include loans, receivables, supplier advances, employee receivables and other such receivables which are not ‘trade’ receivables. Other receivables are stated at amortized cost which generally corresponds to their face value. Allowance for doubtful receivables is assess as per methodology noted above.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, bank balances, short-term deposits, demand deposits and highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. For the purpose of the cash flow statement, the cash and cash equivalents will also include bank overdrafts which are presented under borrowings in current liabilities in the statement of financial position, if any.

Reserves

As required by the Memorandum of Association of the Company, 10% of the annual net income must be transferred to the statutory reserve until this reserve equals 50% of the paid up capital. However, as per the Saudi Arabia Regulations for Companies, the said requirement of 50% is now reduced to 30%. The reserve is not available for distribution.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

5    Summary of significant accounting policies (continued)

Employees end of service benefits and post-employment benefits

Short-term obligations
Liabilities for wages and salaries, including non-monetary benefits and accumulating leaves, air fare, child education allowance, furniture allowance that are expected to be settled wholly within twelve months after the end of the year in which the employees render the related service are recognized in respect of employees’ services up to the end of the reporting year and are measured at amounts expected to be paid when the liabilities are settled. The liabilities are presented as current employee benefit obligations in statement of financial position.

Other long-term employee benefit obligations
Other long-term employee benefit obligations (including continuous service awards and long service leave) are measured as the present value of expected future payments to be made in respect of services provided by employees up to the end of the reporting year using the projected unit credit method and recorded as non-current liabilities. Consideration is given to expect future wage and salary levels, experience of employee departures, historic attrition rates and years of service. Expected future payments are discounted using market yields at the end of the reporting year of high-quality corporate bonds with terms and currencies that match, as closely as possible, the estimated future cash outflows. Re-measurements as a result of experience adjustments and changes in actuarial assumptions are recognized in the statement of other comprehensive income.

Post-employment obligation
The Company operates various post-employment schemes, including both defined benefit and defined contribution plans and post-employment medical plans for eligible employees and their dependents.

Defined contribution plans
A defined contribution plan is a post-employment benefit plan under which the Company pays fixed contributions in to a separate entity and will have no legal or constructive obligation to pay amounts. The contributions are recognized as employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available. Eligible employees who participate in defined contribution plan may also invest a portion of their earnings in various program funds.

The Company operates a saving plan to encourage its Saudi employees to make savings in a manner that will warrant an increase in their income and contribute to securing their future according to the established plan. The saving contributions from the participants are deposited in a separate bank account other than the Company’s normal operating bank accounts (but not in any separate legal entity). This cash is a restricted balance and for purpose of presentation in the financial statement, it is offset with the related liability under the savings plan and net liability to employees is reported under the employee benefits liability.

Defined benefit plans
A defined benefit plan is a post-employment benefit plan other than a defined contribution plan. The Company primarily has end of service benefits and post-retirement medical plans which qualify as defined benefit plans.

(a)    End of service benefits

The net asset or liability recognized in the statement of financial position in respect of defined benefit post-employment plans is the fair value of plan assets, if any, less the present value of the projected defined benefit obligation (DBO) at the reporting date. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms approximating to the terms of the related obligation. In countries where there is no deep market in such bonds, the market rates on government bonds are used. The net interest cost is calculated by applying the discount rate to the net balance of the defined benefit obligation and the fair value of plan assets. This cost is included in employee benefit expense in the statement of income.

Re-measurement gains and losses arising from experience adjustments and changes in actuarial assumptions are recognized in the year in which they occur in other comprehensive income.

Changes in the present value of the defined benefit obligation resulting from plan amendments or curtailments are recognized immediately in statement of income as past service costs.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

5    Summary of significant accounting policies (continued)

Employees’ end of service benefits and post-employment benefits (continued)

Valuations of the obligations under plans which are not funded are carried out by independent actuaries based on the projected unit credit method. The costs relating to such plans primarily consist of the present value of the benefits attributed on an equal basis to each year of service and the interest on this obligation in respect of employee service in previous years.

Current and past service costs related to post-employment benefits are recognized immediately in the statement of income while unwinding of the liability at discount rates used are recorded as financial cost. Any changes in net Employee end of service benefits and post-employment benefits liability due to actuarial valuations and changes in assumptions are taken as re-measurement in other comprehensive income.

For the liability for employees’ end of service benefits, the actuarial valuation process takes into account the provisions of the Saudi Arabian Labor and Workmen law as well as Company policy.

(b)    Medical insurance

The Company provides post-retirement healthcare benefits to their eligible retirees and their dependents. The expected costs of these benefits are accrued over the year of employment using the same accounting methodology as used for defined benefit plans. Re-measurement gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in other comprehensive income in the year in which they arise. These obligations are valued annually by independent qualified actuaries.

The accounting for these plans requires that management makes certain assumptions relating to discount rates used to measure future obligations and expenses, salary scale inflation rates, health care cost trend rates, mortality and other assumptions. These estimates are highly susceptible to change from year to year based on the performance of plan assets (if any), actuarial valuations, market conditions and contracted benefit changes. The selection of assumptions is based on historical trends, future estimates based on economic and market conditions at the time of valuation. However, actual results may differ substantially from the estimates that were based on the critical assumptions used.

Employee Home Ownership Program (HOP)

The Company has established an employee’s home ownership programs (HOP) that offer eligible employees the opportunity to buy residential units constructed by the Company through a series of payments over a particular number of years. Ownership of the houses is transferred upon completion of full payment.

Under the HOP, the amounts paid by the employee towards the house are partially repayable back to the employee in case the employee discontinues employment and the house is returned back to the Company. HOP is recognized as a non-current prepayment asset at time the residential units are allocated to the employees and are amortized over the repayment period of the facility due from employees.

Employee Home Loan Program (HLP)

The Company provides interest-free home loan to its eligible employees for one time only during the year of the service for purposes related to purchase or building of a house or apartment. The loan is repaid in monthly installment by deduction of employee’s housing allowances.

Executive vehicles

The Company grants eligible employees a company owned vehicle up to a specific value. The benefit is provided to employees against their services for a fixed year of years. The employee also has an option to opt for a higher value vehicle and the difference in value is contributed by the employee. The vehicle shall remain the property of the Company. The Company’s Human Resource policy governs the arrangement with the employee and may define conditions under which such vehicle can be transferred to employee.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

5    Summary of significant accounting policies (continued)

Provisions

General
Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Where management of the Company expects some or all of a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain. The expense relating to any provision is presented in statement of income net of any reimbursement. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage of time is recognized as a finance cost.

Environmental obligations
In accordance with the Company’s environmental policy and applicable legal requirements, management of the Company recognizes a provision for environmental clean-up cost when it is probable that a legal and constructive liability has materialized and the amount of cash outflow can be reasonably estimated.

Zakat and income tax

Zakat
Zakat is provided in accordance with the Regulations of the General Authority of Zakat and Taxes (GAZT) in the Kingdom of Saudi Arabia and on accruals basis. The provision is charged to the statement of income. Differences, if any, resulting from the final assessments are adjusted in the year of their finalization.

Income tax
Foreign ownership in the Company is subject to income tax in KSA, which is included as a current year expense in the statement of income.

Current income tax assets and liabilities for the current and prior years are measured at the amount expected to be recovered from or paid to the relevant tax authorities.

Current income tax

The tax rates and tax laws used to compute the amount of corporate income taxes due are those that are enacted or substantively enacted at the reporting date. Management periodically evaluates positions taken in the Company’s tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax

Deferred income tax is provided using the liability method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred income tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all, or part, of the deferred income tax asset to be utilized. Unrecognized deferred income tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates and tax law enacted or substantively enacted at the reporting date. Deferred tax relating to items outside statement of income is recognized outside statement of income. Deferred tax items are recognized in correlation to the underlying transaction either in statement of other comprehensive income or directly in equity.

Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to set off current tax assets and current tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

5    Summary of significant accounting policies (continued)

Zakat and income tax (continued)

Withholding tax

Withholding tax due, if any, related to dividends, royalties, interest and service fees are recorded as liabilities at par value.

Foreign currency translation

Transactions in foreign currencies are initially recorded by the Company at their respective functional currency spot rates at the date the transaction first qualifies for recognition. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates of exchange at the reporting date.

Differences arising on settlement or translation of monetary items are recognized in statement of income. Tax charges and credits attributable to exchange differences on those monetary items are also recorded in other comprehensive income.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined. The gain or loss arising on translation of non-monetary items measured at fair value is treated in line with the recognition of gain or loss on change in fair value of the item (i.e., translation differences on items whose fair value gain or loss is recognized in other comprehensive income or statement of income are also recognized in other comprehensive income or statement of income, respectively).

Fair value measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

•	In the principal market for the asset or liability, or

•	In the absence of a principal market, in the most advantageous market for the asset or liability

A fair value measurement of a non-financial asset takes into account a market participant's ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

•	·Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities

•	·Level 2 —Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable

•	·Level 3 —Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

Revenue recognition

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Company and the revenue can be reliably measured, regardless of when the payment is made. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding any taxes or duty. Amounts disclosed as revenue are net of returns, trade allowances, rebates and amounts collected on behalf of third parties.

The specific recognition criteria described below must also be met before revenue is recognized.

Sale of goods

Revenue from the sale of goods is recognized when the significant risks and rewards of ownership of the goods have passed to the buyer. Revenues represent the invoiced value of goods shipped and services rendered by the Company during the year, net of any trade and quantity discounts.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

5    Summary of significant accounting policies (continued)

Expenses

Cost of sales

All expenses are recognized on an accrual basis. Operating costs are recognized on a historical cost basis. Production costs and direct manufacturing expenses are classified as cost of sales. This includes raw material, direct labor and other attributable overhead costs. Other costs such as selling costs are recorded as selling and distribution expenses while all remaining other costs are presented as general and administrative expenses.

General and administrative expenses

These pertain to operation expenses which are not directly related to the production of any goods or services. These also include allocations of general overheads which are not specifically attributed to cost of sales or selling and distribution expenses.

Selling and distribution expenses

These include any costs incurred to carry out or facilitate all selling activities at the Company. These costs typically include salaries of the sales staff, marketing and distribution and logistics expense. These also include allocations of certain general overheads.

Allocation of overheads between cost of sales, selling and distribution expenses, and general and administrative expenses, where required, is made on a consistent basis.

Finance income

Earnings on time deposits are recognized on an accrual basis.

Dividends

The Company recognizes a liability to make cash distribution when the distribution is authorized and the distribution is no longer at the discretion of the Company. As per the corporate laws in KSA, a distribution is authorized when it is approved by the shareholders. A corresponding amount is recognized directly in equity. Interim dividends, if any, are recorded when approved by the Board of Directors.

6    FIRST-TIME ADOPTION OF IFRS

For all periods up to and including the year ended December 31, 2016, the Company prepared its financial statements in accordance with Generally Accepted Accounting Principles (GAAP) issued by SOCPA in KSA (“SOCPA GAAP”). As noted in note 2.1, these financial statements are the Company’s first such financial statements in accordance with the IFRS as endorsed in KSA.

Accordingly, the Company has applied the IFRS as endorsed in KSA for preparation of its financial statements for the year beginning January 1, 2017, as well as for presenting the relevant comparative year data. In compliance with requirements of IFRS 1 endorsed in KSA, the Company’s opening statement of financial position was prepared as at January 1, 2016 after incorporating required adjustments to reflect the transition to IFRS as endorsed in KSA from the previous SOCPA GAAP. The Company has analyzed the impact on the statement of financial positions as at January 1, 2016, December 31, 2016 and following are the significant adjustments in transitioning from SOCPA GAAP to IFRS as endorsed in KSA.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

6    FIRST-TIME ADOPTION OF IFRS (continued)

The following is a reconciliation of the Company’s statement of changes in equity at December 31, 2016:

	Note	Share capital	Statutory reserve	Other reserves	Retained earnings	Total

Balance as per SOCPA GAAP		558,000	279,000	-	559,906	1,396,906

IFRS adoption adjustments
- Actuarial valuations of employees benefit	A	-	-	11,417	(63,367)	(51,950)
- Deferred tax	B	-	-	-	20,328	20,328
- Impairment of property, plant and equipment	C	-	-	-	(669,007)	(669,007)
- Impact due to componentization of property, plant and equipment	C	-	-	-	38,509	38,509
- Impact of property, plant and equipment expensed out	C	-	-	-	(45,581)	(45,581)
- Others, net	D, E, F	-	-	-	(20,471)	(20,471)
Total adjustment to equity		-	-	11,417	(739,589)	(728,172)

Balance as per IFRS as endorsed in KSA		558,000	279,000	11,417	(179,683)	668,734

The following is a reconciliation of the Company’s statement of changes in equity at the transition date of January 1, 2016:

	Note	Share capital	Statutory reserve	Other reserves	Retained earnings	Total

Balance as per SOCPA GAAP		558,000	279,000	-	223,056	1,060,056

IFRS adoption adjustments
- Actuarial valuations of employees benefit	A	-	-	-	(56,397)	(56,397)
- Deferred tax	B	-	-	-	23,146	23,146
- Impact due to componentization of property, plant and equipment	C	-	-	-	46,912	46,912
- Impact of property, plant and equipment expensed out	C	-	-	-	(42,843)	(42,843)
- Others, net	D, E, F	-	-	-	(17,612)	(17,612)
Total adjustment to equity		-	-	-	(46,794)	(46,794)

Balance as per IFRS as endorsed in KSA		558,000	279,000	-	176,262	1,013,262

The Company’s reconciliation of total statement of income for the year ended December 31, 2016:

	Note	For the year ended 31 December 2016

Net income under SOCPA GAAP		785,818

IFRS adoption adjustments
-Actuarial valuations of employee benefits	A	(6,970)
-Recognition of deferred tax asset	B	(2,818)
-Impairment of property, plant and equipment	C	(669,007)
-Componentization of property, plant and equipment	C	(8,403)
-Property, plant and equipment expensed out	C	(2,738)
-Reclassification of zakat and income tax to income statement	H	(79,233)
-Others, net	D, E, F	(2,859)
Total adjustment to income statement		(772,028)

Net income under IFRS as endorsed in KSA		13,790

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

6    FIRST-TIME ADOPTION OF IFRS (continued)

Estimates

The estimates at December 31, 2016 are consistent with those made for the same dates in accordance with SOCPA (after adjustments to reflect any differences in accounting policies) apart from actuarial valuation in end of service benefits, post-employment medical benefits and continuous service award. Refer Note 3.1.3, where application of SOCPA did not require estimation:

The impacts on cash flows were:

	SOCPA GAAP for the year ended 31 December 2016	IFRS as endorsed in KSA for the year ended 31 December 2016	Difference

Net cash from operating activities	616,111	645,561	29,450
Net cash used in investing activities	(487,189)	(517,909)	(30,720)
Net cash from in financing activities	40,515	40,515	-

6A    Employees benefits

(i)
Under IFRS, end of service benefits (“EOSB”) and post-employment medical benefits are required to be calculated using actuarial assumptions. Historically, the Company has calculated these obligations based on the current provision. This change resulted in an increase in the EOSB and post-employment medical benefits liability balances on the transition date and the closing date December 31, 2016 and a decrease in retained earnings and income for the year ended December 31, 2016.

(ii)
Under IFRS, accumulated paid absences are those that are carried forward and can be used in future years if the current year’s entitlement is not used in full. The obligation arising in respect of these accumulating absences is required to be recognized under IFRS irrespective of whether the absences are vesting or non-vesting. This change has resulted in an increase in accrual for vacation pay and a decrease in retained earnings and income for the year ended December 31, 2016 respectively.

(iii)
Under IFRS, the Company's continuous service award meets the criteria of other long term employees’ benefit and the obligation with respect to the entitlement of employees is required to be recognized using actuarial assumptions.

This change has resulted in increase in the continuous service award benefit liability balance on the transition date and the year December 31, 2016 and a decrease in retained earnings and income for the year ended December 31, 2016 respectively.

(iv)
Under IFRS, accruals are required for annual short-term employee benefits. These include education expenses paid or reimbursed for employee's dependents and airfare allowances for employees' travel to home countries. This change has resulted in an increase in accruals, increase in prepayments and a net impact on the retained earnings. Historically, these expenses were recognized when they were paid or reimbursed.

6B    Deferred taxes

Deferred taxes arise due to taxable and deductible temporary differences between the carrying amounts of the Company’s assets and liabilities and their tax bases as per the requirements of IAS-12 “Income Taxes”.

6C    Property, plant and equipment

The adjustments in property, plant and equipment relate to the following:

(i)
Under IFRS, contractual license obtained to produce specific product is typically considered as an identifiable intangible asset. Historically, these have been capitalized as part of the related property, plant and equipment and assets under construction. This change has resulted in an increase in intangible assets and a decrease in the property plant and equipment.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

6    FIRST-TIME ADOPTION OF IFRS (continued)

6C    Property, plant and equipment (continued)

(ii)
Under IFRS, an arrangement that comprises a transaction or a series of related transactions, that does not take the legal form of a lease but conveys a right to use an asset in return for a payment or series of payments qualifies for recognition as a finance lease. Certain lease arrangements within the Company quality for recognition as finance leases under IFRS. This resulted in an increase in finance lease payables, an increase in related property, plant and equipment and a decrease in retained earnings.

(iii)
Under IFRS, property, plant and equipment needs to be componentized and their useful lives separately identified. Historically, there was no such requirement. Accordingly, an assessment was made by the Company which resulted in adjusted accumulated depreciation and retained earnings on the IFRS transition date reflecting the change in classification and useful lives.

(iv)
Under IFRS, vehicles that are exclusively used by employees and eventually owned by them needs to be classified as a prepaid employee benefit. This resulted in a decrease in property, plant and equipment and an increase in other assets.

(v)
Under IFRS, for joint operated production arrangements, the Company that controls and manages all the relevant activities related to the assets recognizes the full amount of the asset at cost in its books. Previously, these were recognized at the proportion of funds provided by the Company. This resulted in an increase in property, plant and equipment and an increase in production advance liability (other long-term liabilities).

6D    Intangible assets

Under IFRS, home ownership receivables as well as the related site development costs is considered as a benefit provided to employees against their services. The site development costs had historically been recorded as intangible assets. As a result of this change, amounts have been reclassified from intangible assets to other non-current assets.

6E    Prepayments and other assets

Under IFRS, an arrangement that comprises a transaction or a series of related transactions that does not take the legal form of a lease but conveys a right to use an asset in return for a payment or series of payments qualifies for recognition as a finance lease (classified in other assets).

Current portion of furniture allowance which is amortized over five years has been separated from non-current assets.

6F    Inventories

(i)
Under IFRS, costs which are not directly related to the production of inventories are not capitalized in the inventory costing and instead are expensed. On the transition date, this change has resulted a decrease in inventories and a decrease in retained earnings at the transition date.

(ii)
Under IFRS, inventory that is lent or borrowed does not form part of the inventory balance and has to be recognized as a receivable or payable depending upon the swap arrangement. The adjustment resulted in net decrease in inventory and recognition of receivable and payable.

6G    Cash and cash equivalents

Adjustment relates to savings (thrift) plan for which contributions have been recorded as an employee contribution payable. The cash contributed in respect of this liability is held in separate bank accounts not used in Company’s operations. On the transition date, this change has resulted in decrease in cash and cash equivalents and decrease in employee benefits (long-term liabilities).

6H    Reclassification of zakat and income tax to income statement

In line with “IAS 12 – Income Tax”, income tax was previously required to be recorded under retained earnings, have been reclassified to statement of income. The same treatment has been followed for zakat.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

7    Property, plant and equipment

	For the year ended 31 December 2017
	Buildings	Plant and equipment	Furniture and fixtures	Vehicles	Assets under finance lease	Assets under construction	Total

Cost:
At the beginning of the year	319,658	3,379,733	53,297	14,589	6,599	2,260,233	6,034,109
Additions	1,177	17,421	572	3,401	-	243,632	266,203
Transfers	11,487	90,690	85	75	-	(102,337)	-
Transferred to other non-current assets	-	-	-	-	-	(8,896)	(8,896)
At the end of the year	332,322	3,487,844	53,954	18,065	6,599	2,392,632	6,291,416

Accumulated depreciation and impairment:
At the beginning of the year	280,764	2,797,603	46,672	14,152	1,467	669,007	3,809,665
Depreciation	4,119	117,311	1,478	382	482	-	123,772
Impairment (note 7.2)	-	-	-	-	-	274,249	274,249
At the end of the year	284,883	2,914,914	48,150	14,534	1,949	943,256	4,207,686

Net book value:
As at December 31, 2017	47,439	572,930	5,804	3,531	4,650	1,449,376	2,083,730

As at December 31, 2016	38,894	582,130	6,625	437	5,132	1,591,226	2,224,444

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

7    Property, plant and equipment (continued)

	For the year ended 31 December 2016
	Buildings	Plant and equipment	Furniture and fixtures	Vehicles	Assets under finance lease	Assets under construction	Total

Cost:
At the beginning of the year	316,953	3,216,129	53,025	14,179	3,500	1,917,807	5,521,593
Additions	1,412	112,937	272	410	3,099	403,877	522,007
Transfers	1,293	50,667	-	-	-	(51,960)	-
Transferred to other non-current assets	-	-	-	-	-	(9,491)	(9,491)
At the end of the year	319,658	3,379,733	53,297	14,589	6,599	2,260,233	6,034,109

Accumulated depreciation and impairment:
At the beginning of the year	277,164	2,688,426	45,198	13,514	1,077	-	3,025,379
Depreciation	3,600	109,177	1,474	638	390	-	115,279
Impairment (note 7.2)	-	-	-	-	-	669,007	669,007
At the end of the year	280,764	2,797,603	46,672	14,152	1,467	669,007	3,809,665

Net book value:
As at December 31, 2016	38,894	582,130	6,625	437	5,132	1,591,226	2,224,444

As at January 1, 2016	39,789	527,703	7,827	665	2,423	1,917,807	2,496,214

The Company has renewed its industrial land lease agreement with the Royal Commission for Jubail and Yanbu for a period of 10 years commencing from 1 Jumada ‘I, 1432H (April 5, 2011).

During 2014, the Company entered into a sub-lease agreement with a related party to sub-lease portion of Company’s industrial land.

Assets under finance lease represented cost of specific assets constructed by related parties for supply of feedstock and utilities to the Company.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

7    Property plant and equipment (continued)

Construction work in progress mainly represents the POM project under construction at December 31, 2017 amounted to SR 2,210 million (2016: SR 2,096.2 million). This comprise of construction costs under various agreements and directly attributable costs to bring the asset to the location and condition necessary for it to be capable of operating in a manner intended by the management. Directly attributable costs mainly include employee benefits, licensing fees, borrowing cost and engineering costs etc. The borrowing cost capitalized during the year ended December 31, 2017 amounted to SR 43.3 million (2016: SR 38.6 million), relating to non-conventional facilities. The related capital commitments are reported in note 28.

Due to significant decrease in selling prices, increase in project costs, increase in feedstock prices and increase in utilities prices, the management of the Company has carried out an impairment testing of its POM plant as per the requirements of IFRS. The value in use was determined as on December 31, 2017 and 2016 based on various assumptions. Based on the said impairment testing, the Company’s management determined the value in use of SR 983.3 million and SR 1,114.4 million as of December 31, 2017 and 2016 respectively which has resulted in the impairment loss of SR 274.2 million and SR 669 million as of December 31, 2017 and 2016 respectively. The said impairment loss has been recognized in cost of sales in the statement of income.

7.1    Allocation of depreciation and impairment charge for the year

	Note	For the year ended December 31, 2017	For the year ended December 31, 2016

Cost of sales
Depreciation		116,163	108,355
Impairment	7.2	274,249	669,007
General and administrative expenses		7,609	6,924
Total		398,021	784,286

8    Intangible assets

	For the year ended December 31, 2017
	Software	Under development	Total

Cost:
At the beginning of the year	38,174	14,475	52,649
Additions	1,821	55,462	57,283
At the end of the year	39,995	69,937	109,932

Accumulated amortization:
At the beginning of the year	27,781	-	27,781
Charge for the year	4,487	-	4,487
At the end of the year	32,268	-	32,268

Net book value:
As at December 31, 2017	7,727	69,937	77,664

As at December 31, 2016	10,393	14,475	24,868

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

8    Intangible assets (continued)

	For the year ended December 31, 2016
	Software	Under development	Total

Cost:
At the beginning of the year	35,549	14,475	50,024
Additions	2,625	-	2,625
At the end of the year	38,174	14,475	52,649

Accumulated amortization:
At the beginning of the year	23,504	-	23,504
Charge for the year	4,277	-	4,277
At the end of the year	27,781	-	27,781

Net book value:
As at December 31, 2016	10,393	14,475	24,868

As at January 1, 2016	12,045	14,475	26,520

9    Other non-current assets

These comprise mainly of receivable from employees on account of housing ownership program and housing loan program.

10    Inventories

	December 31, 2017	December 31, 2016	January 1, 2016

Finished goods	121,396	65,583	70,705
Raw materials	4,651	1,754	1,525
Spare parts	68,847	51,326	56,414
Goods in transit	2,702	4,362	2,936
	197,596	123,025	131,580

Less: Provision for slow moving and obsolete items	(23,934)	(21,906)	(19,552)
	173,662	101,119	112,028

Movements in the provision for obsolete inventories were as follows:

	For the year ended December 31, 2017	For the year ended December 31, 2016

Balance as at January 1	21,906	19,552
Charge for the year	2,028	2,354
Balance as at December 31	23,934	21,906

11    Trade and other receivables

	December 31, 2017	December 31, 2016	January 1, 2016

Receivables from related parties	334,923	265,590	230,698
Others	-	2,496	65

	334,923	268,086	230,763

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

11    Trade and other receivables (continued)

All sales are made to the Company’s shareholders, SABIC and Celanese Corporation, and its affiliates.

The aging analysis of trade receivable is as follows:

	Total	Neither past due nor impaired	< 30 days	30 – 60 days	60 – 90 days	90 – 120 days	>120 days

December 31, 2017	334,923	318,651	15,718	152	49	10	343
December 31, 2016	268,086	262,845	-	999	2,672	574	996
January 1, 2016	230,763	230,026	-	-	696	-	41

12    Prepayments and other current assets

	December 31, 2017	December 31, 2016	January 1, 2016
Related parties (note 26)	50,842	62,184	64,726
Prepaid expenses	26,105	26,820	20,846
Taxes refundable	-	1,886	-
Others	4,253	2,380	1,575
	81,200	93,270	87,147

13    Cash and cash equivalents

	Note	December 31, 2017	December 31, 2016	January 1, 2016
Time deposits
- With related party	13.1	986,250	-	-
- With banks		-	221,250	-
Bank balances		113,635	61,820	114,903
	13.2	1,099,885	283,070	114,903

13.1 Time deposits with related party represents with SABIC under centralized treasury agreement with profit rate ranging 1.68% to 2.20% per annum having original maturities of less than three months.

13.2 All cash and cash equivalents are non-conventional.

13.3 Reconciliation to cash flow statement

The above figures reconcile to the amount of cash shown in the statement of cash flows at the end of the financial year. The table below provides details of amounts placed in various currencies.

	December 31, 2017	December 31, 2016	January 1, 2016
SAR	31,382	37,699	32,981
USD	1,068,503	245,371	81,922
	1,099,885	283,070	114,903

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

14    Share capital

	December 31, 2017	December 31, 2016	January 1, 2016

Authorized number of shares	7,420	7,420	7,420
Ordinary shares capital of SR 100,000 each (000)	742,000	742,000	742,000

Ordinary shares capital issued and fully paid (000)	558,000	558,000	558,000

15    Reserves

Statutory reserve

As required by the Memorandum of Association of the Company, 10% of the annual net income must be transferred to the statutory reserve until this reserve equals 50% of the paid up capital. However, as per the Saudi Arabia Regulations for Companies, the said requirement of 50% is now reduced to 30%. The reserve is not available for distribution.

Other reserves

The following table shows a breakdown of the balance sheet line item ‘other reserves’ and the movements in these reserves during the year.

	Actuarial gain/loss reserve
	December 31, 2017	December 31, 2016	January 1, 2016
At January 1	11,417	-	-
Other comprehensive income for the year	(4,303)	11,417	-
At December 31	7,114	11,417	-

16    Long-term borrowings

	Note	December 31, 2017	December 31, 2016	January 1, 2016
Commercial loans	16.1 & 16.2	1,396,392	1,421,246	1,008,962
Embedded finance leases		5,637	5,846	2,929
Total loans		1,402,029	1,427,092	1,011,891

Less: current portion:
Commercial loans	16.1 & 16.2	(187,627)	(187,423)	-
Embedded finance leases		(231)	(209)	(173)
		(187,858)	(187,632)	(173)
Long-term portion
Commercial loans	16.1 & 16.2	1,208,765	1,233,823	1,008,962
Embedded finance leases		5,406	5,637	2,756
		1,214,171	1,239,460	1,011,718

16.1 Long-term loans

During 2014, the Company entered into long-term loan agreements to finance POM plant expansion project. These loans are denominated in Saudi Riyals and US dollars carrying finance cost at 6 months SAIBOR + 0.74% and 6 months LIBOR + 1.25% respectively. The loan repayment is scheduled over semi-annual equal installments over a period of 12 and 7 years for Saudi Riyals and US dollars loans, respectively. The covenant of these loan agreements requires one of the Company’s partner to maintain certain ownership percentage in the Company for the duration of the agreements and certain other requirements.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

16    Long-term borrowings (continued)

16.2    The aggregate repayment schedule of long-term borrowings is as follows:

	December 31, 2017	December 31, 2016
-2017	-	187,423
-2018	187,627	187,423
-2019	187,627	187,423
-2020	187,627	187,423
Thereafter	833,511	671,554
	1,396,392	1,421,246

17    Employees’ benefits

The provision of employee benefits can be broken down as follows:

	Note	December 31, 2017	December 31, 2016	January 1, 2016
Defined benefits obligations
Employee end of service benefits	17.1	180,400	161,069	171,675
Post-retirement medical benefits	17.1	8,594	3,812	3,944
		188,994	164,881	175,619
Other long-term employee benefits
Continuous service awards	17.1	1,497	1,218	1,077
Other benefits (saving plan)		5,519	4,818	4,310
		196,010	170,917	181,006

17.1	Measurement of end of service and other employees benefit obligations:

Defined benefits schemes and retiree health and benefits obligations are determined by actuarial valuations using a method based on projected end-of-career salaries (“The Projected Unit Credit Method”). Appropriate assumptions concerning mortality, employee turnover and interest rates are applied to determine the Company’s projected benefit obligation for other long-term employee benefits.

The following table represents the components of the defined benefits liability as at 31 December:

	For the year ended December 31, 2017
	End of Service Benefit Plan	Post-retirement medical benefits	Continues Service Awards

As at January 1	161,069	3,812	1,218

Charge recognized to income for the year
Current service cost	18,164	473	184
Interest cost	6,255	141	43

Charge recognized in other comprehensive income
Effect of change in financial assumptions	(1,763)	494	32
Effect of experience adjustments	1,775	3,807	(42)

Adjustments during the year	50	(44)	213
Payments during the year	(5,150)	(89)	(151)
As at December 31	180,400	8,594	1,497

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

17    Employees’ benefits (continued)

	For the year ended December 31, 2016
	End of Service Benefit Plan	Post-retirement medical benefits	Continues Service Awards

As at January 1	171,675	3,944	1077

Charge recognized to income for the year
Current service cost	18,329	412	153
Interest cost	6,729	136	41

Charge recognized in other comprehensive income
Effect of change in financial assumptions	1,764	217	-
Effect of experience adjustments	(12,764)	(634)	-

Adjustments during the year	774	(30)	30
Payments during the year	(25,438)	(233)	(83)
As at December 31	161,069	3,812	1,218

Major economic and actuarial assumptions used in Saudi Arabian benefits liabilities computation:

	End of Service Benefit Plan	Post-retirement medical benefits	Continues Service Awards
2017:
Discount rate per annum	3.6%	3.6%	3.6%
Salary increase rate per annum
- Executive	5%	-	-
- Non-Executive	6.5%	-	-

2016:
Discount rate per annum	4%	4%	4%
Salary increase rate per annum
- Executive	5%	-	-
- Non-Executive	7%	-	-

The sensitivity analysis of significant assumptions is as follows:

	End of Service Benefit Plan	Post-retirement medical benefits	Continues Service Awards
2017:
Discount rate
Increase by 25 basis points	170,091	8,085	1,235
Decrease by 25 basis points	179,968	8,726	1,276
Salary increase rate:
Increase by 25 basis points	179,895	8,397	1,255
Decrease by 25 basis points	170,134	8,397	1,255

2016:
Discount rate
Increase by 25 basis points	156,131	3,667	1,200
Decrease by 25 basis points	165,110	3,964	1,236
Salary increase rate:
Increase by 25 basis points	164,970	3,812	1,218
Decrease by 25 basis points	156,239	3,812	1,218

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

17    Employees’ benefits (continued)

The weighted average duration of the defined benefit obligation is 10-16 years. The expected maturity analysis of undiscounted end of service and post-employment medical benefits is as follows:

	Less than an year	Between 1-2 years	Between 2-5 years	Over 5 years	Total
2017:
End of service benefits	11,249	8,705	32,242	70,830	123,026
Post-retirement medical benefits	383	391	657	1,552	2,983
Service award	119	120	309	1,552	2,100

2016:
End of service benefits	7,752	11,029	30,047	68,787	117,615
Post-retirement medical benefits	119	120	309	678	1,226
Service award	217	171	397	826	1,611

18    Other non-current liabilities

	December 31, 2017	December 31, 2016	January 1, 2016
Production advances
Related parties	355,817	330,487	298,699
Third party	5,191	-	-
	361,008	330,487	298,699

These represent capital advances received from affiliated companies and a third party for their share of the capital cost of commonly used production facilities for truck loading and utilities, which is managed by the Company. These advances are being amortized to income over the useful lives of the related assets from date of capitalization.

19    Trade and other payables

	Note	December 31, 2017	December 31, 2016	January 1, 2016

Third parties		144,657	105,280	75,844
Related parties	26	66,781	48,000	42,065
		211,438	153,280	117,909

The Company’s exposure to currency and liquidity risk related to trade and other payables is disclosed in note 27.

20    Accrued and other current liabilities

	Note	December 31, 2017	December 31, 2016	January 1, 2016

Accrued liabilities		213,703	185,891	413,044
Accruals for related parties	26	27,422	68,111	18,853
Employees related liabilities		24,815	20,105	16,919
Mark-up payable		210	6,532	-
Others		581	373	10,294
		266,731	281,012	459,110

21    Zakat and income tax

	Note	December 31, 2017	December 31, 2016	January 1, 2016

Zakat payable	21.1	16,328	9,751	18,667
Income tax payable	21.2	47,966	-	9,798
Others		-	95	-
		64,294	9,846	28,465

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

21    Zakat and income tax (continued)

21.1    Zakat

A.    The principal elements of the zakat base are as follows:

For the year ended December 31, 2017

Non-current assets	2,213,898
Spare parts and supplies	68,847
Non-current liabilities	1,771,189
Opening shareholders’ equity	668,734
Net income before zakat	850,990

Some of the amounts were adjusted in arriving at the zakat base for the years ended December 31, 2017 and 2016 by using 50% share of the Saudi partner.

The zakat for the year ended December 2016 was based on financial statements for the year ended December 31, 2016 prepared under SOCPA.

B.    The movement in zakat provision

The zakat is based on the financial statements of the Company. The movement in Company’s zakat provisions is as follows:

	For the year ended December 31, 2017	For the year ended December 31, 2016

At beginning of the year	9,751	18,667
Charged during the year	16,328	9,197
Excess provision for the prior years – net	(2,532)	(7,257)
Paid during the year	(7,219)	(10,856)
At end of the year	16,328	9,751

C.    Outstanding assessment and zakat status

The Company has submitted its zakat declarations till 2016 and obtained its certificate for this year. Zakat and income tax assessments have been finalized with GAZT up to 2013. During 2016, the GAZT issued final assessments for the years 2011 to 2013 with additional zakat, income tax and delay fines amounting to SAR 0.7 million which were paid by the Company in 2017. The GAZT did not issue assessments for the year 2014 onwards as these years are in process by the GAZT. Additional liabilities that may become payable in connection with zakat, income taxes, delay fines and costs related to the appeals, if any, will be borne by the partners of the Company.

21.2    Income Tax

A.	The major components of income tax in the statement of profit and loss can be broken down as follows for the year ended 31 December:

	For the year ended December 31, 2017	For the year ended December 31, 2016

Current income tax
Current year	105,137	78,583
Adjustments in respect of current income tax of previous year	(2,356)	(1,290)

Deferred income tax
(Decrease) / increase in deferred tax assets	(3,214)	2,818

Total income tax expense reported in the statement of profit and loss	99,567	80,111

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

21    Zakat and income tax (continued)

B.	The movement in current income tax provision

The movement in Company’s tax provisions is as follows:

	For the year ended December 31, 2017	For the year ended December 31, 2016

At beginning of the year	(1,886)	9,798
Charged during the year	105,137	78,583
Excess provision for the prior years – net	(2,356)	(1,290)
Paid during the year	(52,929)	(88,977)
At end of the year	47,966	(1,886)

C.	The numerical tax charge reconciliation of income tax expense derived from the accounting profit is presented as follows:

For the year ended December 31, 2017

Profit before income tax	850,990

Adjustments for amounts which are not deductible / (taxable) in calculating taxable income
Net difference in depreciation and amortization charge	173,260
Reversal of provisions for employee benefits	25,093
Reversal of allowance for inventory obsolescence	2,028

Net taxable profit	1,051,371

Income tax as per tax rate	20%
Shareholding percentage	50%

Income tax charge for the year	105,137

Some of the amounts were adjusted in arriving at the taxable net income for the year ended December 31, 2017 and 2016 by using 50% share of the Non-saudi partner.
The income tax charge for the year ended December 2016 was based on financial statements for the year ended December 31, 2016 prepared under SOCPA.

D.	Components of deferred tax are as follows:

	December 31, 2017	December 31, 2016
Difference in accounting and tax base of:
Tangible assets	944	491
Employees benefits	19,601	17,647
Provisions	2,997	2,190
	23,542	20,328

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

22    Expenses and income

Based on the nature of the expenses, cost of sales and general and administrative expenses include the following expense for the year ended 31 December:

22.1    Cost of sales

	Note	For the year ended December 31, 2017	For the year ended December 31, 2016

Raw materials, consumables and change in finished products		1,398,009	986,985
Employees costs		104,921	103,653
Depreciation	7.1	116,163	108,355
Impairment	7.1	274,249	669,007
Others		94,261	95,301
		1,987,603	1,963,301

22.2    General and administrative expenses

	Note	For the year ended December 31, 2017	For the year ended December 31, 2016

Employees related costs		36,591	35,944
Shared Services Charges		22,978	22,768
Depreciation and amortization	7.1 & 8	12,096	6,924
General services		10,937	11,481
Training and development		9,854	5,564
Research and technology cost		9,141	6,528
Others		5,720	18,493
		107,317	107,702

22.3    Financial income

	For the year ended December 31, 2017	For the year ended December 31, 2016

On time deposits and advance with a related party	18,772	3,279
On time deposits with banks	128	345
	18,900	3,624

22.4    Finance cost

	For the year ended December 31, 2017	For the year ended December 31, 2016

On defined benefit plans	6,244	6,906
On embedded finance leases	1,031	710
On loans and borrowings	372	1,658
	7,647	9,274

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

23    Financial assets and financial liabilities

		As at December 31
Financial assets	Total	Loans and receivables	Held to maturity	Assets at fair value through the profit and loss	Derivatives used for hedging	Available for sale

2017:
Trade and other receivable	334,923	334,923	-	-	-	-
Cash and cash equivalents – Non-conventional	1,099,885	1,099,885	-	-	-	-
	1,434,808	1,434,808	-	-	-	-
2016:
Trade and other receivables	268,086	268,086	-	-	-	-
Cash and cash equivalents – Non-conventional	283,070	283,070	-	-	-	-
	551,156	551,156	-	-	-	-

The Company's exposure to various risks associated with the financial instruments is discussed in note 27. The maximum exposure to credit risk at the end of the reporting year is the carrying amount of each class of financial assets mentioned above.

Financial Liabilities	As at December 31
	Total	Liabilities at amortized cost

2017:
Loans and borrowings – non-conventional	1,402,029	1,402,029
Trade and other payables	211,438	211,438
	1,613,467	1,613,467

2016:
Loans and borrowings – non-conventional	1,427,092	1,427,092
Trade and other payables	153,280	153,280
	1,580,372	1,580,372

24    Fair value measurement

Fair value is the amount for which an asset could be exchanged, or a liability settled between knowledgeable willing parties in an arm’s length transaction. As the financial statements are prepared under the historical cost convention, differences can arise between the book values and fair value estimates. Management believes that the fair values of the financial assets and liabilities are not materially different from their carrying values.

As of December 31, 2017, 2016 and January 1, 2016 none of the financial instruments of the Company have been carried at fair value.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

25    Conventional & non-conventional financing & investments

	December 31, 2017	December 31, 2016

Cash and cash equivalents – non-conventional
Current Murabaha (including fixed term deposits) – with related party	986,250
Current Murabaha (including fixed term deposits) – with banks	-	221,250
Current accounts (excluding fixed term deposits)	113,635	61,820
	1,099,885	283,070

Borrowings
Embedded finance leases – conventional	5,637	5,846
Murabaha facilities - non-conventional	1,396,392	1,421,246
	1,402,029	1,427,092

Borrowing cost capitalized – non-conventional
Murabaha facilities	43,325	38,617

Financial income – non-conventional
Murabaha with related parties (time deposits and advances)	18,772	3,279
Murabaha with banks (time deposits)	128	345
	18,900	3,624
Finance cost - conventional
Interest expenses related to defined benefit plans	6,244	6,906
Interest expenses on embedded finance leases	1,031	710
	7,275	7,616

Murabaha facilities (non-conventional)	372	1,658
	7,647	9,274

26    Related party transactions and balances

26.1 Related Party Transactions

Shareholders of the Company are detailed in note 1.

	Transactions during the year
	Sales, services to related parties	Purchases from related parties	Financial income from a related party	Dividends

2017:
SABIC and its affiliates	3,059,730	504,755	18,772	-
Foreign partner	37,268	21,874	-	-

2016:
SABIC and its affiliates	2,243,061	489,651	3,279	212,547
Foreign partner	-	19,956	-	157,188

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

26    Related party transactions and balances (continued)

Significant transaction with related parties was as follows:

a)
The Company has a service level agreement with SABIC (Shared Services Organization – SSO) for the provision of accounting, warehousing, human resources, information technology (ERP/SAP), transporting and arranging for delivery of materials related to the Company's spare parts, engineering, procurement and related services and other general services to the Company. The Company also has legal service and centralized treasury agreements with SABIC.

b)	The Company also has logistic service agreements with SABIC affiliates (SABTANK & SSCS).

c)	The Company has a service level agreement with Celanese Corporation for the provision of technical, engineering and commissioning support services to the Company.

d)	Advances to SABIC represent the amount paid by the Company according to shared service agreement to finance the purchase of the Company’s materials and services.

e)
The partners also provide the Company with certain required technical, research and development, administrative and other services in accordance with executed agreements. The Company has a Technology and Innovation Service agreement with SABIC, under which SABIC provides research and development services to the Company. The Company is required to pay an annual fee under the agreement, which is calculated at one percent of Methanol sales plus the lesser of US $ 1 million or one percent of MTBE sales, which is charged to general and administrative expenses in the statement of income. The Company also has POM licensing/sub-licensing agreement with SABIC, Celanese Corporation and Celanese Corporation affiliates.

f)
The majority of Company's products are sold to SABIC and foreign partner’s affiliates, under marketing and off-take agreements. Upon delivery of the product, sales are recorded at net provisional price which are subsequently adjusted, on a monthly basis, to actual selling prices received by SABIC and foreign partner’s affiliates from its customers after deducting shipping, distribution and selling cost, and a marketing fee to cover all other marketing expenses.

Prices and terms of payments for the above transactions are approved by the Company's management.

Terms and conditions of transactions with related parties

The sales to and purchases from related parties are made at terms equivalent to those that prevail in arm’s length transactions. Outstanding balances at the year ended 31 December 2017 are unsecured, interest free and settled in cash. There have been no guarantees provided or received for any related party receivables or payables. For the year ended 31 December 2017, the Company has not recorded any impairment of receivables relating to amounts owed by related parties.

26.2 List of related parties and nature of relationship

Name	Relationship
Saudi Arabian Basic Industries Corporation (SABIC)	Partner
CTE Petrochemicals Company	Partner
Arabian Petrochemical Company and its subsidiaries (Petrokemya Group)	Partners’ affiliate
Saudi Iron and Steel Company (Hadeed)	Partners’ affiliate
SABIC Terminal Services Company Limited (Sabtank)	Partners’ affiliate
SABIC Supply Chain Services Limited Company (SSCS)	Partners’ affiliate
Saudi Petrochemical Company (Sadaf)	Partners’ affiliate
Saudi European Petrochemical Company (Ibn Zahr)	Partners’ affiliate
Jubail United Petrochemical Company (United)	Partners’ affiliate
National Chemical Fertiliser Company (Ibn Al-Baytar)	Partners’ affiliate
National Industrial Gases Company (Gas)	Partners’ affiliate

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

26    Related party transactions and balances (continued)

Yanbu National Petrochemical Company (Yansab)	Partners’ affiliate
Saudi Methanol Company (Ar-Razi)	Partners’ affiliate
Al-Jubail Fertiliser Company (Al-Bayroni)	Partners’ affiliate
Saudi Yanbu Petrochemical Company (Yanpet)	Partners’ affiliate
Eastern Petrochemical Company (Sharq)	Partners’ affiliate

26.2 List of related parties and nature of relationship (continued)

Name	Relationship
Al-Jubail Petrochemical Company (Kemya)	Partners’ affiliate
Saudi Japanese Acrylonitrile Company (Shrouq)	Partners’ affiliate
Saudi Methacrylates Company (Samac)	Partners’ affiliate
Arabian Industrial Fibers Company (Ibn Rushd)	Partners’ affiliate
Saudi Arabian Fertiliser Company (Safco)	Partners’ affiliate
Saudi Kayan Petrochemical Company (Saudi Kayan)	Partners’ affiliate
Celanese Corporation	Partners’ Parent Company
Celanese Europe BV	Partners’ affiliate
Celanese (Nanjing) Diversified Chemicals Co. Ltd.	Partners’ affiliate
Celanese (Shanghai) International Trading Co. Ltd.	Partners’ affiliate
Celanese Production Germany GmbH & Co KG	Partners’ affiliate

26.3    Transactions with Entities controlled by Saudi Government

	Transactions during the year		Balances
	Sales of goods	Purchases of goods and services	Amounts owed by entities controlled by Saudi Government	Amounts owed to entities controlled by Saudi Government

2017	-	1,518,379	-	139,921
2016	-	1,251,863	2,496	100,255

26.4    Key management personnel compensation

Remuneration for the year ended 31 December of key management can be detailed as follows:

	For the year ended December 31, 2017	For the year ended December 31, 2016

Short-term employee benefits	9,833	8,395
Long-term benefits	1,146	1,197
	10,979	9,592

In addition to their remunerations to key management personnel, the Company also provides non-cash benefits to key management personnel and contributes to a post-employment defined benefit plan on their behalf.

27    Financial risk management

Overview
Risk management activities are governed at Partners level. The Company has exposure to the following risks from its use of financial instruments:

• Credit risk
• Liquidity risk
• Market risk

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

27    Financial risk management (continued)

This note presents information about the Company’s exposure to each of the above risks, the Company’s objectives, policies and processes for measuring and managing risk, and the Company’s management of capital. Further quantitative disclosures are included throughout these financial statements.

Risk management framework

The management has overall responsibility for the establishment and oversight of the Company’s risk management framework.

The Company’s risk management practices are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management practices are reviewed regularly to reflect changes in market conditions and the Company’s activities. The Company, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations.

The Company’s Board oversees how management monitors the Company’s risk.

Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Company’s receivables from customers.

Credit risk concentration

Credit risk concentrations arise when a number of counterparties are engaged in similar business activities, or activities in the same geographical region, or have economic features that would cause their ability to meet contractual obligations to be similarly affected by changes in economic, political or other conditions. Concentrations indicate the relative sensitivity of the Company’s performance to developments affecting a particular industry. This type of risk management activities are governed at Partners level.

Trade and other receivables

The Company trades only with the Partners’ and its affiliates under off take marketing agreements. In addition, receivable balances are monitored on ongoing basis and the Company’s exposure to bad debts is not significant.

Purchase limits are established for each partner under off take agreements and the partners are lifting quantities as per their entitlement.

Time deposits

Management actively monitors credit ratings. Currently, the Company has time deposits with SABIC only.

Guarantees

The Company monitors its risk to shortage of funds using cash flow forecasting to assess the impacts of operational activities on overall liquidity availability. The Company’s objective is to maintain a balance between continuity of funding and flexibility through the use of bank overdrafts and the revolving credit facilities under a short-term facility agreement with a bank.
Credit risk quality

External rating of cash and cash equivalents	A1	A3	Baa1	Others *	Total

Carrying value as at December 31,
2017	113,635	-	-	986,250	1,099,885

2016	61,821	105,000	116,249	-	283,070

* These are time deposits placed with SABIC.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

27    Financial risk management (continued)

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

The Company ensures that it has sufficient cash on demand to meet expected operational expenses, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted and force majeure events, such as natural disasters. In addition, the Company has line of credit.

The table below summarizes the maturity profile of the Company’s financial liabilities based on contractual undiscounted payments:

	December 31
	Within 1 year	Between 1-5 years	More than 5 years	Total

2017:
Interest bearing loans and borrowings	187,627	750,508	458,257	1,396,392
Trade and other payable	211,438	-	-	211,438
	399,065	750,508	458,257	1,607,830
2016:
Interest bearing loans and borrowings	187,423	749,692	484,131	1,421,246
Trade and other payables	153,280	-	-	153,280
	340,703	749,692	484,131	1,574,526

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates will affect the Company’s income or the value of its holding of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return.

Currency risk

The Company exposure to currency risk is insignificant as majority of the transactions are denominated in US dollars, which is pegged to Saudi Riyals historically. In respect of other monetary assets and liabilities denominated in foreign currencies, the Company ensures that its net exposure is kept to an acceptable level by buying or selling foreign currencies at spot rates when necessary to address short-term imbalances.

Exposure to foreign currency risk at the end of the reporting year was as follows:

	USD	EUR	GBP	CHF	AED	CAD	Others	Total

2017:
Cash and cash equivalents	1,068,503	-	-	-	-	-	-	1,068,503
Trade and other receivables	317,294	-	-	-	-	-	-	317,294
Term loan	(817,714)	-	-	-	-	-	-	(817,714)
Trade and other payables	(167,033)	(1,646)	(28)	-	(32)	(16)	(6)	(168,761)
Total net monetary exposure	401,050	(1,646)	(28)	-	(32)	(16)	(6)	399,322

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

27    Financial risk management (continued)

Currency risk (continued)

	USD	EUR	GBP	CHF	AED	CAD	Others	Total
2016:
Cash and bank	245,371	-	-	-	-	-	-	245,371
Fixed term deposits		-	-	-	-	-	-
Trade and other receivables	259,292	-	-	-	-	-	-	259,292
Term loan	(791,583)	-	-	-	-	-	-	(791,583)
Trade and other Payables	(103,338)	(2,218)	(28)	(91)	(26)	(16)	(1)	(105,718)
Total net monetary exposure	(390,258)	(2,218)	(28)	(91)	(26)	(16)	(1)	(392,638)

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s exposure to the risk of changes in market rates relates primarily to the Company’s long-term debt obligations with floating interest rates.

The Company monitors the fluctuations in market rates upon significant changes and assess the impact on Company’s performance.

Commodity risk

The Company is exposed to the impact of market fluctuations of the price of various inputs to production, mainly butane, natural gas and utilities. From time to time, the Company manages some elements of commodity price risk through the use of fixed price contracts which are regulated by government. Butane price is relatively co-related to sales price of the final product (MTBE).

Capital management

Capital is equity attributable to the Partners of the Company. The primary objective to the Company’s capital management is to support its business and maximize shareholders value.

The Board’s policy is to maintain an optimum capital base so as to maintain Partners and creditors confidence and to sustain future development of the business. The Company manages its capital structure and makes adjustments to it, in light of change in economic conditions. The Board of Directors also monitors the level of dividends. The Company’s net debt to equity ratio at the end of the reporting year was as follows:

	December 31, 2017	December 31, 2016

Total liabilities	2,501,510	2,372,634
Less: cash and cash equivalents	(1,099,885)	(283,070)
Net debt	1,401,625	2,089,564

Total equity	1,402,058	668,734
Net Debt to equity ratio as of 31 December	1	3

28    Commitments and contingencies

Capital commitments

At 31 December 2017, the Company had commitments of SR 306.8 million (2016: SR 287.7 million and January 1, 2016: SR 308.7 million) relating to capital expenditures.

Contingent liabilities

The Company’s bankers have issued, on its behalf, bank guarantees amounting to SR 2 million (2016: 2 million) in the normal course of business.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

28    Commitments and contingencies (continued)

Contingent liabilities (continued)

During the year, the Company received a claim from its engineering, procurement and construction (“EPC”) vendor related to POM Project. The Company has a right to liquidity damages, per agreements with the EPC vendor. The Company is currently under discussion with EPC vendor for the claim and counter claim. The resultant outcome for the claim and counter claim cannot be estimated at this stage; accordingly no provision has been recorded in these financial statements.

The Company is involved in litigation matters in the ordinary course of business, which are being defended. While the ultimate results of these matters cannot be determined with certainty, the Company’s management does not expect that they will have a material adverse effect on the financial statements of the Company.

Operating lease commitments

The Company has entered into operating leases on certain motor vehicles and items of machinery. Future minimum rentals payable under non-cancellable operating leases as at 31 December are, as follows:

	December 31, 2017	December 31, 2016	January 1, 2016

Within one year	11,353	12,043	9,124
After one year but not more than five years	33,545	44,993	40,295
	44,898	57,036	49,419

29 Summary of principal differences between IFRS as endorsed in KSA and generally accepted accounting principles in the United States (US GAAP)

The Company is a Saudi limited liability company registered in KSA and prepares its financial statements in accordance with IFRS as endorsed in KSA. IFRS as endorsed in KSA varies in certain respects from US GAAP. The material differences between accounting principles, practices and methods under IFRS as endorsed in KSA and US GAAP and their effect on net income, other comprehensive income and equity for the years ended December 31, 2017 and 2016 are presented below, with an explanation of the adjustments.  There are no material effects on the statements of financial position or cash flows under IFRS as endorsed in KSA for the purposes of reconciliation to US GAAP, other than the corresponding impact of below stated adjustments.

(a)    Reconciliation of net income for the year

	December 31, 2017	December 31, 2016

Net income under IFRS as endorsed in KSA	737,627	13,790
Adjustments:
(i) Impairment	274,249	669,007
(ii) Actuarial valuation adjustments for end of service benefits, net of related deferred income tax impact	2,381	(17,847)
Net income under US GAAP	1,014,257	664,950

(b)    Reconciliation of other comprehensive income for the year

	December 31, 2017	December 31, 2016

Other comprehensive income under IFRS as endorsed in KSA	(4,303)	11,417
Adjustments:
(i) Actuarial valuation adjustments for end of service benefits, net of related deferred income tax impact	24,675	83,870
Other comprehensive income under US GAAP	20,372	95,287

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

29 Summary of principal differences between IFRS as endorsed in KSA and generally accepted accounting principles in the United States (US GAAP) (continued)

(c)    Reconciliation of equity

	December 31, 2017	December 31, 2016

Equity under IFRS as endorsed in KSA	1,402,058	668,734
Adjustments:
(i) Impairment	943,256	669,007
(ii) Actuarial valuation adjustments for end of service benefits, net of related deferred income tax impact	(9,558)	(36,616)
Equity under US GAAP	2,335,756	1,301,125

(d)  Summary of reconciling items to US GAAP

(i)Impairment
IFRS as endorsed in KSA requires impairment testing of all non-current assets where impairment indicators exist. Management performed impairment testing of its POM plant under construction as of December 31, 2017 and 2016. The resultant value in use computed for the POM plant under construction resulted in undiscounted cash flows higher than the carrying value of the POM plant under construction; accordingly, no impairment loss was recorded under US GAAP. IFRS as endorsed in KSA requires to compute value in use considering discounted cash flow technique. The discounted cash flows resulted in value in use lower than the carrying amount of the POM plant under construction, accordingly impairment loss of SAR 274.2 million was recorded during December 31, 2017 (2016: SAR 669 million) in the accompanying statement of income.. As of December 31, 2017 and 2016, POM plant was under construction. Impairment loss recorded in these financial statements prepared in accordance with IFRS as endorsed in KSA has no depreciation differential impact on net income reported under IFRS as endorsed in KSA compared to net income reported under US GAAP.

(ii)Actuarial valuation adjustment for end of service benefits
Management performed actuarial valuation for the defined benefit plan (end of service benefits) previously for the purpose of preparing reconciliation between previously enacted Saudi GAAP and US GAAP. During transition to IFRS as endorsed in KSA, actuarial valuation were performed for the defined benefit plan (end of service benefits) in accordance with requirements of IFRS as endorsed in KSA. For the purpose of reconciling IFRS as endorsed in KSA compared to US GAAP, the actuarial valuation adjustment differential (including related deferred income tax) between IFRS as endorsed in KSA and US GAAP are included in the reconciliation of net income, other comprehensive income and equity.

30    Comparative figures

For all periods up to and including the year ended December 31, 2016, the Company prepared its financial statements in accordance with Generally Accepted Accounting Principles (GAAP) issued by SOCPA in KSA. As noted in note 2.1, these financial statements are the Company’s first such financial statements in accordance with the IFRS as endorsed in KSA.

Accordingly, the Company has applied the IFRS as endorsed in KSA for preparation of its financial statements for the year beginning January 1, 2017, as well as for presenting the relevant comparative year data. In compliance with requirements of IFRS 1 endorsed in KSA, the Company’s opening statement of financial position was prepared as at January 1, 2016 after incorporating required adjustments to reflect the transition to IFRS as endorsed in KSA from the previous SOCPA GAAP. The Company has analyzed the impact on the statement of financial positions as at January 1, 2016 and December 31, 2016 and significant adjustments in transitioning from SOCPA GAAP to IFRS as endorsed in KSA are disclosed in note 6 of these financial statements.

Accordingly, summary of principal differences between IFRS as endorsed in KSA and US GAAP are included in note 29 of these financial statements for the years ended December 31, 2017 and 2016 which includes adjustments described in note 6 of these financial statements and adjustments related to principal differences between IFRS as endorsed in KSA and US GAAP.

NATIONAL METHANOL COMPANY (IBN SINA)
(A SAUDI LIMITED LIABILITY COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(All amounts in Saudi Riyals (‘000) unless otherwise stated)

31    Subsequent events

In the opinion of management, there have been no significant subsequent events since the year ended December 31, 2017 that would have a material impact on the financial position of the Company as reflected in these financial statements.

32    Approval of financial statements

These financial statements have been approved by the management of the Company on February 9, 2018.